Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of December 14, 2011 by and among DYNAVOX SYSTEMS LLC, a Delaware limited liability company (“Borrower”), DYNAVOX INTERMEDIATE LLC, a Delaware limited liability company (“Holdings”), DynaVox Services Inc., a Delaware corporation (“Services”), Blink-Twice LLC, a Delaware limited liability company (“Blink-Twice”), Mayer-Johnson LLC, a Delaware limited liability company (“Mayer-Johnson”), DynaVox International Holdings Inc., a Delaware corporation (“International”), EYE RESPONSE TECHNOLOGIES, INC., a Virginia corporation (“ERT”; Borrower, Holdings, Services, Blink-Twice, Mayer-Johnson, International and ERT are collectively referred to herein as the “Credit Parties” and each individually as a “Credit Party”), GE BUSINESS FINANCIAL SERVICES INC. (in its individual capacity, “GE BFS”), as agent (in such capacity, together with its successors and assigns in such capacity, “Agent”) for the several financial institutions from time to time party to the Credit Agreement (collectively, the “Lenders” and each individually a “Lender”), and for itself as a Lender, and such Lenders signatory hereto.

W I T N E S S E T H:

WHEREAS, Borrower, Agent and the Lenders have entered into that certain Third Amended and Restated Credit Agreement dated as of June 23, 2008 (as amended, modified, restated or otherwise supplemented from time to time, the “Credit Agreement”);

WHEREAS, Borrower has requested that Agent and the Required Lenders amend the Credit Agreement in certain respects as set forth herein; and

WHEREAS, Agent and the Required Lenders are willing to make such amendments subject to the terms, conditions and other provisions hereof.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

I. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement (as amended hereby).

II. Amendment. Subject to the conditions set forth below, and in reliance upon the representations and warranties of the Credit Parties set forth in the Credit Agreement and in this Amendment, the Credit Agreement is hereby amended as follows:

(1) Section 5.4 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of each of clause (e) thereof, (ii) deleting the “.” at the end of clause (f) thereof and substituting the phrase “; and” in lieu thereof and (iii) adding a new clause (g) thereto to read as follows:

“(g) purchases by Ultimate Holdings of shares of equity interests in Ultimate Holdings promptly after its receipt of such Restricted Distribution so long as (i) before and after giving effect to any such dividend or distribution for such purpose, no Event of Default shall have occurred and be continuing and (ii) such purchases or payments after December 14, 2011 do not exceed $5,000,000 in the aggregate.”

(2) Exhibit B to the Credit Agreement is deleted in its entirety and Exhibit A attached hereto is substituted in lieu thereof.

III. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent or concurrent:

(1) the execution and delivery of this Amendment by each of the Credit Parties, Agent and the Required Lenders;

(2) all representations and warranties by any Credit Party contained herein or in any other Financing Document shall be true and correct in all material respects on and as of the date hereof or, to the extent such representations and warranties expressly relate to an earlier date, on and as of such earlier date; and

(3) before and after giving effect hereto, no Default or Event of Default under the Credit Agreement shall have occurred and be continuing.

IV. Representations and Warranties. Each Credit Party, jointly and severally, hereby represents and warrants to Agent and each Lender as follows:

(1) The execution, delivery and performance by each Credit Party of this Amendment and each other document, agreement and instrument executed by such Credit Party in connection herewith are within its powers, have been duly authorized by all necessary action pursuant to its Organizational Documents, require no further action by or in respect of, or filing with, any governmental body, agency or official except for actions or filings, the failure with respect to which could not reasonably be expected to have a Material Adverse Effect, and do not violate, conflict with or cause a breach or a default under any provision of applicable law or regulation or of the Organizational Documents of any Credit Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon it, except for such violations, conflicts, breaches or defaults as could not reasonably be expected to have a Material Adverse Effect;

(2) this Amendment and each other document, agreement and instrument executed by such Credit Party in connection herewith constitutes a valid and binding agreement or instrument of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, subject to the effects of (i) insolvency, fraudulent conveyance, reorganization, moratorium and bankruptcy or other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) any implied covenant of good faith and fair dealing; and

(3) no Default or Event of Default exists.

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V. No Waiver. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Financing Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, (a) Agent and Lenders reserve all rights, privileges and remedies under the Financing Documents, and (b) the Credit Agreement and other Financing Documents remain unmodified and in full force and effect.

VI. References. Any reference to the Credit Agreement contained in any document, instrument or agreement executed in connection with the Credit Agreement, including, without limitation, any Financing Document, shall be deemed to be a reference to the Credit Agreement as modified by this Amendment. This Amendment shall be deemed to be a Financing Document.

VII. Counterparts. This Amendment may be executed and delivered via facsimile or other electronic transmission with the same force and effect as if an original were executed and may be executed by one or more of the parties to this Amendment and any number of separate counterparts, each of which when so executed, shall be deemed an original and all said counterparts when taken together shall be deemed to constitute but one and the same instrument.

VIII. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Borrower and each other Credit Party and their successors and assigns and Agent and the Lenders and their successors and assigns.

IX. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

X. Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Amendment.

XI. Reaffirmation. Each of the Credit Parties as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Credit Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby: (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Financing Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Credit Party granted liens on or security interests in any of its property pursuant to any such Financing Document as security for or otherwise guaranteed the Obligations under or with respect to the Financing Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations. Each of the Credit Parties hereby consents to this Amendment and acknowledges that each of the Financing Documents remains in full force and effect and is hereby ratified and reaffirmed. Except as specifically provided hereunder, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or the Lenders, constitute a waiver of any provision of any of the Financing Documents or serve to effect a novation of the Obligations.

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– Remainder of Page Intentionally Blank; Signature Page Follows –

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IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date set forth above.

BORROWER:

DYNAVOX SYSTEMS LLC

By:	/s/ Edward L. Donnelly
	Name:	Edward L. Donnelly
	Title:	Chief Executive Officer

OTHER LOAN PARTIES:

DYNAVOX INTERMEDIATE LLC

By:	/s/ Edward L. Donnelly
	Name:	Edward L. Donnelly
	Title:	Chief Executive Officer

DYNAVOX SERVICES INC.

By:	/s/ Edward L. Donnelly
	Name:	Edward L. Donnelly
	Title:	Chief Executive Officer

BLINK-TWICE SYSTEMS LLC

By:	/s/ Edward L. Donnelly
	Name:	Edward L. Donnelly
	Title:	Chief Executive Officer

EYE RESPONSE TECHNOLOGIES, INC.

By:	/s/ Edward L. Donnelly
	Name:	Edward L. Donnelly
	Title:	Chief Executive Officer

Fourth Amendment to Credit Agreement

MAYER-JOHNSON LLC

By: DynaVox Systems LLC, its sole member

By:	/s/ Edward L. Donnelly
	Name:	Edward L. Donnelly
	Title:	Chief Executive Officer

DYNAVOX INTERNATIONAL HOLDINGS INC.

By:	/s/ Edward L. Donnelly
	Name:	Edward L. Donnelly
	Title:	Chief Executive Officer

Fourth Amendment to Credit Agreement

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date set forth above.

GE BUSINESS FINANCIAL SERVICES INC., as Agent and a Lender

By:	/s/ Keith Bird
	Name:	Keith Bird
	Title:	Duly Authorized Signatory

Fourth Amendment to Credit Agreement

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date set forth above.

TriState Capital Bank, as a Lender

By:	/s/ Anne M. Westbrook
	Name:	Anne M. Westbrook
	Title:	Relationship Manager, VP

Fourth Amendment to Credit Agreement

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date set forth above.

Bank of Montreal, as a Lender

By:	/s/ Andrew J. Pluta
	Name:	Andrew J. Pluta
	Title:	Director

Fourth Amendment to Credit Agreement

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date set forth above.

PNC Bank, N.A., as a Lender

By:	/s/ Brent R. Schweikle
	Name:	Brent R. Schweikle
	Title:	Senior Vice President

Fourth Amendment to Credit Agreement

Exhibit A

EXHIBIT B TO CREDIT AGREEMENT (COMPLIANCE CERTIFICATE)

COMPLIANCE CERTIFICATE

DYNAVOX SYSTEMS LLC

DATE:                     ,

This certificate is given by                     , a Responsible Officer of DynaVox Systems LLC (“Borrower”), pursuant to Section 4.1(c) of that certain Third Amended and Restated Credit Agreement dated as of June 23, 2008 among Borrower, the Lenders from time to time party thereto and GE Business Financial Services Inc. (formerly known as Merrill Lynch Business Financial Services Inc.), as Agent for Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The undersigned Responsible Officer hereby certifies to Agent and Lenders that:

(a) the financial statements delivered with this certificate in accordance with Section 4.1(b) and/or 4.1(n) of the Credit Agreement fairly present in all material respects the results of operations and financial condition of Ultimate Holdings and its direct and indirect Subsidiaries as of the dates of such financial statements;

(b) I have reviewed the terms of the Credit Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of Borrower and the Subsidiaries during the accounting period covered by such financial statements;

(c) such review has not disclosed the existence during or at the end of such accounting period, and I have no knowledge of the existence as of the date hereof, of any condition or event that constitutes a Default or an Event of Default, except as set forth in Schedule 1 hereto, which includes a description of the nature and period of existence of such Default or an Event of Default and what action Borrower has taken, is undertaking and proposes to take with respect thereto; and

(d) to the extent that this Certificate is delivered with respect to the end of a fiscal quarter of Borrower, Borrower is in compliance with the covenants contained in Article VI of the Credit Agreement, as demonstrated by the calculation of such covenants below, except as set forth in Schedule 1 hereto.

IN WITNESS WHEREOF, the undersigned officer has executed and delivered this certificate this                     day

of                     ,    .

By:
Name:
Title	of Borrower

CAPITAL EXPENDITURES

(SECTION 6.1)

Capital Expenditures for the applicable measurement period (the “Defined Period”) are defined as follows:

Amount capitalized during the Defined Period by Borrower and its Subsidiaries as capital expenditures for property, plant, and equipment or similar fixed asset accounts, including any such expenditures by way of acquisition of a Person or by way of assumption of Debt or other obligations, to the extent reflected as plant, property and equipment		$

Plus:	deposits made in the Defined Period in connection with property, plant, and equipment; less deposits of a prior period included above

Less:	Net Cash Proceeds of Asset Dispositions received during the Defined Period which (i) Borrower or a Subsidiary is permitted to reinvest pursuant to the terms of the Credit Agreement and (ii) are included in capital expenditures above

Proceeds of Property Insurance Policies received during the Defined Period which (i) Borrower or a Subsidiary is permitted to reinvest pursuant to the terms of the Credit Agreement and (ii) are included in capital expenditures above

Capital Expenditures		$

Less:	Portion of Capital Expenditures financed during the Defined Period under Capital Leases or other Debt (Debt, for this purpose, does not include drawings under the Revolving Loan Commitment)

Unfinanced Capital Expenditures (used in calculation of Operating Cash Flow (defined in Section 6.3 of the Compliance Certificate))		$

Capital Expenditures (from above)

Permitted Capital Expenditures		$

In Compliance			Yes/No

EBITDA

EBITDA for the applicable measurement period (the “Defined Period”) is defined as follows:

Net income (or loss) for the Defined Period of Borrower and its Subsidiaries, but excluding: (a) the income (or loss) of any Person (other than Subsidiaries of Borrower) in which Borrower or any of its Subsidiaries has an ownership interest unless received by Borrower or its Subsidiary in a cash distribution; and (b) the income (or loss) of any Person accrued prior to the date it became a Subsidiary of Borrower or is merged into or consolidated with Borrower		$

Plus:	Any provision for (or less any benefit from) income and franchise taxes included in the determination of net income for the Defined Period

Interest expense, net of interest income, deducted in the determination of net income for the Defined Period

Amortization and depreciation deducted in the determination of net income for the Defined Period

Losses (or less gains) from Asset Dispositions or sales of securities included in the determination of net income for the Defined Period (excluding sales, expenses or losses related to current assets)

Other non-cash losses (or less gains) included in the determination of net income for the Defined Period and for which no cash outlay (or cash receipt) is foreseeable

Expenses and fees included in the determination of net income and incurred during the Defined Period to consummate the transactions contemplated by the Operative Documents, but solely to the extent disclosed in writing to Agent prior to the Third Restatement Effective Date

Extraordinary losses (or less gains) included in the determination of net income during the Defined Period, net of related tax effects

Unusual or non-recurring losses, expenses, charges, severance costs, signing costs, retention or completion bonuses, transition costs and relocation costs; provided, that, the aggregate amount of such add-backs for any Defined Period shall not exceed ten percent (10%) of EBITDA (without giving effect to this add-back)

Non-cash expenses resulting from the grant of stock and stock options and other compensation to management personnel of Borrower or its Subsidiaries pursuant to a written plan or agreement or the treatment of such options under variable plan accounting for the Defined Period

Step-up in asset valuation as a result of purchase accounting applied during the Defined Period in connection with any Permitted Acquisition

Payments under non-competition agreements (including, without limitation, the Enkidu Non-Compete Agreements) for the Defined Period

Non-cash asset write-offs or impairment charges for the Defined Period

Management fees to the Investors paid in cash during the Defined Period to the extent permitted to be paid under Section 5.13 of the Credit Agreement and to the extent deducted in the determination of net income for the Defined Period

EBITDA, if any, of any Person acquired during the Defined Period attributable to a Permitted Acquisition (including the portion thereof occurring prior to such Permitted Acquisition) with such pro forma adjustments as are reasonably acceptable to Agent based upon data presented to Agent to its reasonable satisfaction

Non-recurring expenses and fees incurred during the Defined Period attributable to a Permitted Acquisition to the extent such non-recurring expenses and fees are disclosed in writing to Agent in reasonable detail

Non-recurring expenses and fees incurred during the Defined Period attributable to the IPO and the redemption of the Third Restatement Subordinated Debt with the proceeds of the IPO to the extent such non-recurring expenses and fees are disclosed in writing to Agent in reasonable detail

EBITDA for the Defined Period	$

FIXED CHARGE COVERAGE RATIO

(SECTION 6.3)

Fixed Charge Coverage Ratio for the applicable measurement period (the “Defined Period”) is defined as follows:

Fixed Charges: Cash interest expense ($ ), net of interest income ($ ) included in the determination of net income of Borrower and its Subsidiaries for the Defined Period (“Total Interest Expense”)		$

Plus:	Cash taxes paid during the Defined Period (“Cash Taxes”)

Scheduled payments of principal for the Defined Period with respect to all Debt (including the portion of scheduled payments under Capital Leases allocable to principal but excluding prepayments and excluding scheduled repayments of Revolving Loans and other Debt subject to re-borrowing to the extent not accompanied by a concurrent and permanent reduction of the Revolving Loan Commitment (or equivalent loan commitment)) (“Payments of Principal”) (for the sake of clarity, scheduled payments of principal with respect to the Term Loan shall be equal to the amounts set forth in Section 2.6(b) of the Credit Agreement with respect to the applicable Defined Period after giving effect to any reduction thereof as a result of any optional or mandatory prepayments)

Restricted Distributions (other than (a) loans to officers and employees permitted by Section 5.4(c) of the Credit Agreement and (b) distributions to Holdings for the repurchase of equity interests or options therefor from directors or employees permitted by Section 5.4(a) of the Credit Agreement) made by Borrower in cash during the Defined Period

Management fees to the Investors paid in cash during the Defined Period to the extent permitted to be paid under Section 5.13 of the Credit Agreement and to the extent deducted in the determination of net income for the Defined Period

Fixed Charges		$

Operating Cash Flow:

EBITDA for the Defined Period (calculated in the manner required by the Compliance Certificate)		$

Less:	Unfinanced Capital Expenditures for the Defined Period (calculated in the manner required by the Compliance Certificate)

	Operating Cash Flow	$

	Fixed Charge Coverage Ratio (Ratio of Operating Cash Flow to Fixed Charges) for the Defined Period		to 1.0

	Minimum Fixed Charge Coverage for the Defined Period		to 1.0

	In Compliance		Yes/No

NET SENIOR DEBT TO EBITDA RATIO

(Section 6.4)

Net Senior Debt:
Net Total Debt (calculated in the manner required by Section 6.5 of the Compliance Certificate)		$

Less:	The aggregate principal amount of the Third Restatement Subordinated Debt, the Debt evidenced by the Enkidu Seller Note and any other subordinated debt permitted under the Credit Agreement as of the last day of the Defined Period

Net Senior Debt		$

EBITDA for the Defined Period (calculated in the manner required by the Compliance Certificate)		$

Ratio of Net Senior Debt to EBITDA for the Defined Period			to 1.0

Maximum Permitted Ratio of Net Senior Debt to EBITDA for the Defined Period			to 1.0

In Compliance			Yes/No

NET TOTAL DEBT TO EBITDA RATIO

(SECTION 6.5)

Net Total Debt:
Average daily principal balance of the Revolving Loans for the one month period ending on the last day of the applicable measurement period (the “Defined Period”)		$

Plus:	Outstanding principal balance of the Term Loan as of the last day of the Defined Period

Outstanding principal balance of all other Debt of Borrower and its Subsidiaries as of the last day of the Defined Period

Less:	Borrower’s cash and Cash Equivalents of up to $5,000,000 as indicated on Borrower’s most recent balance sheet submitted pursuant to Section 4.1 of the Credit Agreement

Net Total Debt		$

EBITDA for the Defined Period (calculated in the manner required by the Compliance Certificate)		$

Ratio of Net Total Debt to EBITDA for the Defined Period			to 1.0

Maximum Permitted Ratio of Net Total Debt to EBITDA for the Defined Period			to 1.0

In Compliance			Yes/No